UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 5, 2016

Tribute Pharmaceuticals Canada Inc.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-31198	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 Steeles Avenue East, Milton, Ontario, Canada L9T 1Y1
(Address of principal executive offices) (Zip Code)

(905) 876-1118
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 5, 2016, Tribute Pharmaceuticals Canada Inc. (“Tribute”) issued a press release announcing the closing of the previously announced transaction with POZEN Inc. (“POZEN”) and combination under Aralez Pharmaceuticals Inc. (“Aralez”). The full text of the press release is being furnished as Exhibit 99.1 to this Form 8-K, and shall not be deemed filed under the Securities Exchange Act of 1934, as amended.

Cautionary Language Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements under applicable securities laws, including, but not limited to, statements related to the proposed listing of Aralez on NASDAQ and the Toronto Stock Exchange (“TSX”), the anticipated benefits of the transaction, the combined company’s strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, competitive position, anticipated product portfolio, development programs and management structure, and other statements that are not historical facts.  These forward-looking statements are based on the parties’ current assumptions and expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the combined company meeting the listing requirements on NASDAQ and TSX and those risks relating to the transaction and the combined  business of POZEN, Tribute and Aralez detailed from time-to-time under the caption “Risk Factors” and elsewhere in each company’s respective filings and reports with the United States Securities and Exchange Commission. The parties undertake no duty or obligation to update any forward-looking statements contained in this Form 8-K as a result of new information, future events or changes in their expectations.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press release dated February 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUTE PHARMACEUTICALS CANADA INC.

Date: February 5, 2016	By:	/s/ Janice Clarke
	Name:	Janice Clarke
	Title:	VP Finance & Administration, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 5, 2016.